EXECUTION COPY
STOCK PURCHASE AGREEMENT
This Stock Purchase Agreement (this “Agreement”) is dated as of June 28, 2011, by and between Carver Bancorp, Inc., a Delaware corporation (the “Company”), and ____________, a __________ corporation (together with its successors and assigns, the “Purchaser”).
RECITALS

A.     The Company and Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B.     Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, [______] newly issued shares of the Company's mandatorily convertible non-voting participating preferred stock, $0.01 par value per share and $1,000 liquidation preference per share (the “Series C Preferred Stock”). The shares of Series C Preferred Stock purchased by the Purchaser, together with the shares of Series C Preferred Stock purchased by any Other Purchaser shall be collectively referred to herein as the “Series C Preferred Shares.” The Series C Preferred Stock shall automatically convert, subject to and in accordance with the terms, conditions and limitations set forth in the certificate of designations in the form attached as Exhibit A hereto (the “Certificate of Designations”) made a part of the Company's Certificate of Incorporation, as amended, by the filing of the Certificate of Designations with the Secretary of State of the State of Delaware (the “Delaware Secretary”), into (i) shares of the Company's common stock, par value $0.01 per share (the “Common Stock,” and such shares of Common Stock, the “First Conversion Common Shares”), and (ii) shares of the Company's convertible non-cumulative non-voting participating preferred stock, $0.01 par value per share and no liquidation preference per share (the “Series D Preferred Stock”). The shares of Series D Preferred Stock issued to the Purchaser, together with the shares of Series D Preferred Stock issued to any Other Purchaser or to any other Person, upon conversion of the Series C Preferred Shares shall be collectively referred to herein as the “Series D Preferred Shares.” The Series D Preferred Stock shall be convertible, subject to and in accordance with the terms, conditions and limitations set forth in the Certificate of Designations, into shares of Common Stock (the “Second Conversion Common Shares”). The First Conversion Common Shares, the Series D Preferred Shares and the Second Conversion Common Shares are referred to collectively herein as the “Underlying Shares.” The Series C Preferred Shares and the Underlying Shares are referred to collectively herein as the “Securities.”

C.     Contemporaneously with the execution and delivery of this Agreement, the parties hereto and the Other Purchasers are executing and delivering a Shareholder Rights Agreement, in the form attached hereto as Exhibit B (the “Shareholder Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Securities under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

D.    The Company is concurrently entering into identical (other than the name of the Other Purchaser and the number of Series C Preferred Shares being purchased) agreements to sell [___] shares of Series C Preferred Stock to Other Purchasers in private placement transactions, with the closing of such private placements to occur simultaneously with the Closing of the transactions contemplated by this Agreement (“Other Private Placements”).

E.    The U.S. Treasury currently holds 18,980 shares of TARP Preferred Stock. Prior to the Closing the Company will enter into an exchange agreement with the U.S. Treasury pursuant to which the U.S. Treasury will, following the Company's receipt of the Stockholder Approval and subject to the satisfaction of certain conditions, exchange the TARP Preferred Stock for a number of shares of Common Stock equal to the product of (i) 18,980, multiplied by (ii) a fraction (x) the numerator of which is $1,000 and (y) the denominator of which is the Applicable Conversion Price (as defined in the Certificate of Designations) (the “TARP Exchange Agreement”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser, intending to be legally bound, hereby agree as follows:

ARTICLE 1:
DEFINITIONS

1.1    Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:
“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company's Knowledge, threatened against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.
“Additional Agreements” has the meaning set forth in Section 5.1(i).
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person. With respect to Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as Purchaser, or that has the same general partner as Purchaser or whose general partner is an Affiliate of such investment fund's or managed account's general partner, will be deemed to be an Affiliate of Purchaser.
“Agreement” has the meaning set forth in the Preamble.
“Benefit Plan” means all employee benefit plans, programs, agreements, contracts, policies, practices, or other arrangements, whether or not written, covering or providing benefits to any current or former employee, officer, or director of the Company or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any of its Subsidiaries, or to which the Company or any of its Subsidiaries is a party or contributes or is obligated to contribute, including any “employee welfare benefit plan” within the meaning of Section 3(3) of ERISA, any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option or equity award, equity-based severance, employment, change of control, consulting or fringe benefit plan, program, agreement or policy.
“BHC Act” means the Bank Holding Company Act of 1956, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“Business Day” means a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close.
“Cease and Desist Orders” means Cease and Desist Order No. NE-11-05 between Carver

Federal Savings Bank and the OTS and Cease Desist Order No. NE-11-06 between the Company and the OTS, each dated February 7, 2011.
“Certificate of Amendment” means a certificate of amendment to the Certificate of Incorporation reflecting the approval of the Stockholder Proposal.
“Certificate of Designations” has the meaning set forth in the Recitals.
“Certificate of Incorporation” means the Certificate of Incorporation of the Company and all amendments and certificates of determination thereto, as the same may be amended from time to time.
“Closing” has the meaning set forth in Section 2.1(b).
“Closing Date” has the meaning set forth in Section 2.1(b).
“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
“Commission” has the meaning set forth in the Recitals.
“Common Stock” has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.
“Company” has the meaning set forth in the Preamble.
“Company Deliverables” has the meaning set forth in Section 2.2(a).
“Company Reports” has the meaning set forth in Section 3.1(h).
“Company's Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge of the executive officers of the Company after reasonable investigation.
“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Delaware Secretary” has the meaning set forth in the Recitals.
“DTC” means The Depository Trust Company.
“Effective Date” means the date on which the initial Registration Statement required by Section 2(a) of the Shareholder Rights Agreement is first declared effective by the Commission.
“Environmental Laws” has the meaning set forth in Section 3.1(l).
“ERISA” has the meaning set forth in Section 3.1(qq).
“ERISA Affiliate” means any entity, trade or business, whether or not incorporated, which together with the Company and any of its Subsidiaries would be deemed a “single employer” within the meaning of Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“External Company Counsel” means Luse Gorman Pomerenk & Schick, P.C.
“FDIC” means the Federal Deposit Insurance Corporation.
“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System, together with any Federal Reserve Bank having jurisdiction over Purchaser if Purchaser is a bank holding company.

“First Conversion Common Shares” has the meaning set forth in the Recitals.
“Fundamental Representations” has the meaning set forth in Section 6.9.
“GAAP” means U.S. generally accepted accounting principles.
“HOLA” has the meaning set forth in Section 3.1(b).
“Initial Stockholders' Meeting” has the meaning set forth in Section 4.11.
“Intellectual Property” has the meaning set forth in Section 3.1(r).
“KBW” has the meaning set forth in Section 3.1(w).
“Legend Removal Date” has the meaning set forth in Section 4.1(c).
“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.
“Material Adverse Effect” means any circumstance, event, change, development or other effect that, individually or in the aggregate, has resulted in or would be reasonably expected to result in (i) an adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, properties, business, condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) an adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document; provided, that in determining whether a Material Adverse Effect has occurred pursuant to clause (ii) above, there shall be excluded any effect to the extent resulting from the following: (A) changes, after the date hereof, in GAAP or regulatory accounting principles generally applicable to banks, savings associations or their holding companies, (B) changes, after the date hereof, in applicable laws, rules and regulations or interpretations thereof by any court, administrative agency or other governmental authority, whether federal, state, local or foreign, or any exchange or automated quotation service on which the Common Stock is listed or quoted, (C) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of Purchaser, (D) changes, after the date hereof, in general economic, monetary or financial conditions, including changes in prevailing interest rates, credit markets, secondary mortgage market conditions or housing price appreciation/depreciation trends, (E) changes in the market price or trading volumes of the Common Stock (but not the underlying causes of such changes), (F) changes in global or national political conditions, including the outbreak or escalation of war or acts of terrorism and (G) the public disclosure of this Agreement or the transactions contemplated hereby, in each case, to the extent that such circumstances, events, changes, developments or other effects described in clauses (A), (B), (D) and (F) do not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company and its Subsidiaries operate.
“Material Contract” has the meaning set forth in Section 3.1(kk).
“Material Permits” has the meaning set forth in Section 3.1(p).
“Money Laundering Laws” has the meaning set forth in Section 3.1(ii).
“New York Courts” means the state and federal courts sitting in the State of New York.
“OFAC” has the meaning set forth in Section 3.1(hh).
“Other Private Placements” has the meaning set forth in the Recitals.
“Other Purchaser” means any other Person who purchases Series C Preferred Shares pursuant to a stock purchase agreement having a closing date of even date with the Closing Date. A list of all Other Purchasers and the number of shares of Series C Preferred Stock the Other Purchasers are purchasing is set forth as Exhibit G hereto.

“OTS” means the Office of Thrift Supervision and any successor agency thereto, or any applicable department or division of any successor agency.
“Ownership Limitations” has the meaning set forth in Section 4.14.
“PATRIOT Act” has the meaning set forth in Section 3.1(o).
“Pension Plan” has the meaning set forth in Section 3.1(rr)(ii).
“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.
“Press Release” has the meaning set forth in Section 4.6.
“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the NASDAQ Global Market.
“Private Placement Memoranda” means the confidential private placement memorandum and the “Business Strategy and Action Plan for Fiscal Years 2011-2014,” each of which was provided to Purchaser in the electronic data room maintained by KBW in connection with the Transaction.
“Purchase Price” means $1,000 per share of Series C Preferred Stock.
“Purchaser” has the meaning set forth in the Preamble.
“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).
“Purchaser Party” has the meaning set forth in Section 4.8(a).
“Registration Statement” means a registration statement meeting the requirements set forth in the Shareholder Rights Agreement and covering the resale by Purchaser and the Other Purchasers of the Registrable Securities (as defined in the Shareholder Rights Agreement).
“Regulation D” has the meaning set forth in the Recitals.
“Regulatory Agreement” has the meaning set forth in Section 3.1(mm).
“Required Approvals” has the meaning set forth in Section 3.1(e).
“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
“SEC Reports” has the meaning set forth in Section 3.1(h).
“Second Conversion Common Shares” has the meaning set forth in the Recitals.
“Secretary's Certificate” has the meaning set forth in Section 2.2(a)(v).
“Securities” has the meaning set forth in the Recitals.
“Securities Act” has the meaning set forth in the Recitals.
“Series C Preferred Shares” has the meaning set forth in the Recitals.
“Series C Preferred Stock” has the meaning set forth in the Recitals.
“Series D Preferred Shares” has the meaning set forth in the Recitals.
“Series D Preferred Stock” has the meaning set forth in the Recitals.
“Shareholder Rights Agreement” has the meaning set forth in the Recitals.

“Stock Certificates” has the meaning set forth in Section 2.1(c).
“Stockholder Approval” has the meaning set forth in Section 4.11.
“Stockholder Proposal” has the meaning set forth in Section 4.11.
“Subscription Amount” means $[_________].
“Subsidiary” means any entity in which the Company, directly or indirectly, owns sufficient capital stock or holds a sufficient equity or similar interest such that it is consolidated with the Company in the financial statements of the Company or has the power to elect a majority of the board of directors or other persons performing similar functions.
“TARP Exchange Agreement” has the meaning set forth in the Recitals.
“TARP Preferred Stock” means 18,980 shares of the Company's fixed rate cumulative perpetual preferred stock, Series B issued to the U.S. Treasury in connection with the Company's participation in the U.S. Treasury's Community Development Capital Initiative.
“Trading Day” means (i) a day on which the Common Stock is listed or quoted on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.
“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.
“Transaction” means the purchase and sale of the Series C Preferred Shares contemplated by this Agreement.
“Transaction Deadline” has the meaning set forth in Section 6.17(b).
“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Shareholder Rights Agreement, the Certificate of Designations and any other documents or agreements executed in connection with the transactions contemplated hereunder.
“Transfer Agent” means American Stock Transfer & Trust Company, LLC, or any successor transfer agent for the Company.
“Underlying Shares” has the meaning set forth in the Recitals.
“U.S. Treasury” means the United States Department of the Treasury, holder of 100% of the TARP Preferred Stock.
“U.S. Treasury Agreements” means, collectively, (i) that certain Letter Agreement, dated January 16, 2009, by and between the Company and the U.S. Treasury, (ii) that certain Letter Agreement, dated August 27, 2010, by and between the Company and the U.S. Treasury, and (iii) all exhibits, annexes and schedules to the foregoing.

ARITCLE 2:
PURCHASE AND SALE

2.1    Closing.

(a)Purchase of Shares. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, [________] Series C Preferred Shares at a per Series C Preferred Share price equal to the Purchase Price.

(b)Closing. Subject to the satisfaction (or waiver, if permissible) of the conditions to closing set forth in Section 2.2 and Article 5 hereof, the Closing of the purchase and sale of the Series C Preferred Shares shall take place at the offices of Luse Gorman Pomerenk & Schick, P.C., 5335 Wisconsin Avenue NW, Suite 780, Washington, DC 20015, on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree. The “Closing Date” shall be a date selected by the parties hereto, as soon as reasonably practicable after the date hereof, and in no event, later than two (2) Business Days after the satisfaction (or waiver, if permissible) of all conditions to closing set forth in Section 2.2 and Article 5. The Closing Date for the Transaction shall be the same date as the closing of the purchase of Series C Preferred Shares by the Other Purchasers. The “Closing” means the transfer of funds and issuance of Securities as contemplated hereby.

(c)Form of Payment. Unless otherwise agreed to by the Company and Purchaser, on the Closing Date, (1) the Company shall issue instructions to the Transfer Agent to issue, in book-entry form the number of Series C Preferred Shares set forth in Section 2.1(a) (or, if the Company and Purchaser shall have agreed that Purchaser will receive the Series C Preferred Shares in certificated form, then the Company shall instead instruct the Transfer Agent to issue such specified Series C Preferred Shares in certificated form (the “Stock Certificates”), or as otherwise set forth on the Stock Certificate Questionnaire included as Exhibit C hereto and (2) upon such book-entry issuance or receipt of Stock Certificates, as applicable, Purchaser shall wire the Subscription Amount, in United States dollars and in immediately available funds, in accordance with the Company's written wire transfer instructions, which shall be provided to Purchaser at least three (3) Business Days prior to the Closing Date.

2.2    Closing Deliveries.

(a)    On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to Purchaser the following (the “Company Deliverables”):

(i)    as the Company and Purchaser agree, the Company shall cause the Transfer Agent to issue, in book-entry form the number of Series C Preferred Shares specified on Exhibit G hereto (or, if the Company and Purchaser shall have agreed prior to the Closing Date that Purchaser will receive Stock Certificates for its Series C Preferred Shares, then the Company shall instead instruct the Transfer Agent to issue such specified Stock Certificates registered in the name of Purchaser or as otherwise set forth on the Stock Certificate Questionnaire);

(ii)    a copy of the executed TARP Exchange Agreement;

(iii)    a legal opinion of External Company Counsel, dated as of the Closing Date and in the form attached hereto as Exhibit D-1, executed by such counsel and addressed to Purchaser, and a legal opinion of the Executive Vice President and General Counsel of the Company, dated as of the Closing Date and in the form attached hereto as Exhibit D-2, executed by such officer and addressed to Purchaser;

(iv)     the Agreement and the Shareholder Rights Agreement, duly executed by the Company;

(v)    a certificate of the Secretary of the Company, in the form attached hereto as Exhibit E (the “Secretary's Certificate”), dated as of the Closing Date;

(vi)    a certificate of the Chief Executive Officer or Chief Financial Officer of the Company referred to in Section 5.1(f), in the form attached hereto as Exhibit F (the “Compliance Certificate”);

(vii)    voting agreements, in the form attached hereto as Exhibit H, executed by each director and executive officer of the Company who is the beneficial owner of shares of Common Stock as of the date hereof, with respect to the shares of Common Stock that he or she owns; and

(viii)    copies of any acknowledgments obtained pursuant to Section 4.17.

(b)    On or prior to the Closing, Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i)    the Agreement and the Shareholder Rights Agreement, duly executed by Purchaser;

(ii)    a copy of any Regulatory Approval received by Purchaser, including, without limitation, the Regulatory Approvals received pursuant to Section 4.15;

(iii)    fully completed and duly executed Stock Certificate Questionnaire in the form attached hereto as Exhibit C; and

(iv)    the Subscription Amount, in U.S. dollars and in immediately available funds, by wire transfer in accordance with the Company's written instructions.

ARTICLE 3:
REPRESENTATIONS AND WARRANTIES

3.1     Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to Purchaser that:

(a)    Subsidiaries. Except as set forth on Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. No equity security of any Subsidiary is or may be required to be issued by reason of any option, warrant, scrip, preemptive right, right to subscribe to, gross-up right, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock. Except in respect of the Subsidiaries, the Company does not beneficially own, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture. The Company beneficially owns all of the outstanding capital securities and has sole Control of Carver Federal Savings Bank.

(b)    Organization and Qualification. The Company and each of its “Significant Subsidiaries” (as defined in Rule 1-02 of Regulation S-X) is an entity duly incorporated or otherwise duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority and all licenses, authorizations, permits, consents and approvals required to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Significant Subsidiary is in violation of any of the provisions of its respective articles or certificate of incorporation, bylaws or other organizational or charter documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. The Company is duly registered as a savings and loan holding company under the Home Owners' Loan Act of 1933, as amended (“HOLA”). Carver Federal Savings Bank's deposit accounts are insured up to applicable limits by the FDIC, and all premiums and assessments required to be paid in connection therewith have been paid when due. The Company and the Subsidiaries have conducted their respective businesses in compliance with all applicable federal, state and foreign laws, orders, judgments, decrees, rules, regulations and applicable stock exchange requirements, including all laws and regulations restricting activities of bank holding companies, savings and loan holding companies and banking organizations and savings and loan organizations, except for any noncompliance that, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect (disregarding for purposes of this representation the application of the exception contained in clause (B) of the definition thereof).

(c)    Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder, including, without limitation, to issue the Series C Preferred Shares in accordance with the terms hereof and, subject to receipt of the Stockholder Approval, to issue the Underlying Shares in accordance with the Certificate of Designations. The Company's execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Series C Preferred Shares and the Underlying Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or, except for the Stockholder Approval, its stockholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Except as otherwise contemplated by this Agreement, there are no stockholder agreements, voting agreements, or other similar arrangements with respect to the Company's capital stock to which the Company is a party or, to the Company's Knowledge, between or among any of the Company's stockholders.

(d)    No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Series C Preferred Shares and the Underlying Shares) do not and will not violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary under any of the terms, conditions or provisions of (i) subject to amendment following receipt of the Stockholder Approval, the Company's or any Subsidiary's articles or certificate of incorporation or bylaws, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Subsidiary is a party or by which it may be bound, or to which the Company or any Subsidiary or any of the properties or assets of the Company or any Subsidiary may be subject, or (iii) subject to the Required Approvals, any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by Purchaser herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or any Subsidiary is bound or affected, except in the case of clauses (ii) and (iii) such as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (disregarding for purposes of this representation the application of the exception contained in clause (B) of the definition thereof).

(e)    Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including, without limitation, the issuance of the Series C Preferred Shares and the Underlying Shares), other than (i) obtaining the Stockholder Approval, (ii) the filing of the Certificate of Designations with the Delaware Secretary, (iii) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Shareholder Rights Agreement, (iv) filings required by applicable state securities laws, (v) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (vi) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Common Shares and the Underlying Shares and the listing of the Common Shares and the Underlying Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (vii) the filings required in accordance with Section 4.4 of this Agreement, (viii) the non-objection of the OTS to the Transaction, and (ix) the agreement of the U.S. Treasury to exchange the TARP Preferred Stock for shares of Common Stock (collectively, the “Required Approvals”).

(f)    Issuance of the Securities. The issuance of the Series C Preferred Shares has been duly authorized and the Series C Preferred Shares, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, shall not subject the holders thereof to personal liability, and shall not be subject to preemptive or similar rights. Upon receipt of the Stockholder Approval, the issuance of the Underlying Shares will have been duly authorized, and the Underlying Shares, when issued in accordance with the terms of the Certificate of Designations, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, shall not subject the holders thereof to personal liability, and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Purchaser in this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws.

(g)    Capitalization. The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock and 2,000,000 shares of preferred stock. As of the date hereof, there were 2,524,691 shares of Common Stock issued and outstanding (of which 40,428 shares are held as treasury shares) and 18,980 shares of preferred stock issued and outstanding, all of which are TARP Preferred Stock. Except as set forth in this Section 3.1(g), there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, or (iii) options or other rights to acquire from the Company, or other obligations of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company. There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any securities of the Company. Since January 1, 2010 and through the date of this Agreement, except for the issuance of the TARP Preferred Stock and except in connection with the Transaction Documents and the transactions contemplated hereby and thereby, including the Other Private Placements and the TARP Exchange Agreement, the Company has not (i) issued or authorized the issuance of any shares of Common Stock or preferred stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or preferred stock, (ii) reserved for issuance any shares of Common Stock or preferred stock or (iii) repurchased or redeemed, or authorized the repurchase or redemption of, any shares of Common Stock or preferred stock. As of the date hereof, other than in respect of the Common Stock issuable upon exchange of the TARP Preferred Stock and awards outstanding under or pursuant to the Benefit Plans in respect of which an aggregate of approximately 209,000 shares of Common Stock have been reserved for issuance (but not issued), no shares of Common Stock or preferred stock were reserved for issuance. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. Each stock option granted by the Company (A) was granted in compliance with all applicable laws and all of the terms and conditions of the Benefit Plans pursuant to which it was issued, (B) has an exercise price per share of the Company's capital stock equal to or greater than the fair market value of a share of the Company's capital stock on the date of such grant, (C) has a grant date identical to the date on which the Company's Board of Directors or compensation committee of the Board of Directors actually awarded such stock option, and (D) qualifies for the tax and accounting treatment afforded to such stock option in the Company's tax returns and the financial statements, respectively. In addition, (i) no shares of the Company's outstanding capital stock are subject to preemptive rights or any other similar rights; (ii) except as set forth in the SEC Reports and except as set forth on Schedule 3.1(g)(ii), there are no outstanding stock options, shares of restricted stock, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or stock options, shares of restricted stock, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or to register any shares of capital stock of the Company, other than those issued or granted pursuant to the Company's 2006 Stock Incentive Plan, the Company's 1995 Management Recognition

Plan, the Company's 1995 Stock Option Plan, or the Company's Employee Stock Ownership Plan, in each case as described in the SEC Reports; (iii) except for the U.S. Treasury Agreements and as set forth on Schedule 3.1(g)(iii), there are no material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is bound; (iv) there are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (v) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; (vi) no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of the Company may vote are issued and outstanding; and (vii) neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the Company's financial statements to the extent required to be so reflected or reserved against in accordance with GAAP, except for liabilities that have arisen since December 31, 2009 in the ordinary and usual course of business and consistent with past practice and which, individually and in the aggregate, are not material. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities.

(h)    SEC Reports. Except as set forth on Schedule 3.1(h), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2008 (the foregoing materials, to the extent filed and publicly available prior to the date hereof, including the exhibits thereto and documents incorporated by reference therein, and including any Current Reports on Form 8-K but, in each case, excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer, being collectively referred to herein as the “SEC Reports”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Since January 1, 2008, each of the Company and the Subsidiaries has filed all material reports, registrations, documents, filings, statements and submissions together with any required amendments thereto, that it was required to file with any governmental entity (the foregoing, collectively, the “Company Reports”) and has paid all material fees and assessments due and payable in connection therewith. As of their respective filing dates, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable governmental entities, as the case may be and as of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, the Private Placement Memoranda, as of the date hereof, did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding comments from the Commission or any other governmental entity with respect to any Company Report that were enumerated within such report or otherwise were the subject of written correspondence with respect thereto. The Company Reports, including the documents incorporated by reference in each of them, each contained substantially all of the information required to be included in it. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.

(i)    Financial Statements. Except as set forth on Schedule 3.1(i), the consolidated financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared (i) from, and are in accordance with, the books and records of the Company and its Subsidiaries and (ii) in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the balance sheet of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, which would not be material, either individually or in the aggregate.

(j)    Tax Matters. (i) The Company and its Subsidiaries have duly and timely prepared and filed all Tax Returns required to be filed by or with respect to the Company and its Subsidiaries, and all Tax Returns filed by the Company or any of its Subsidiaries, are materially complete and accurate, (ii) the Company and its Subsidiaries have paid all Taxes that are material in amount (individually or in the aggregate), whether or not shown to be due on any Tax Return, except to the extent such Taxes are being duly contested in good faith and with respect to which adequate reserves have been set aside on the books of the Company in accordance with GAAP, (iii) the Company and each of its Subsidiaries have set aside on its books in accordance with GAAP, provisions reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such Tax Returns apply, (iv) all material Taxes required to be withheld, collected or deposited by or with respect to the Company or any of its Subsidiaries have been timely withheld, collected or deposited, and to the extent required, have been paid to the relevant taxing authority, and the Company and each of its Subsidiaries have complied in all material respects with all information reporting requirements imposed by the Code (or any similar provision under any state, local or foreign law), (v) neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement, is or has been a member of an affiliated group filing consolidated, combined joint or unitary Tax Returns (other than a group of which the Company is or was the common parent) or otherwise has any liability for the Taxes of any Person, (vi) neither the Company nor any of its Subsidiaries has participated in a “listed transaction” as defined in Treasury Regulation Section 1.6011-4, (vii) no Liens for Taxes exist with respect to any of the Company's assets or properties or those of its Subsidiaries, except for statutory Liens for Taxes not yet due and payable or that are being contested in good faith and reserved for in accordance with GAAP, (viii) no closing agreement with respect to Taxes has been entered into by or with respect to the Company or any of its Subsidiaries, and (ix) no claim has ever been made by a taxing authority in a jurisdiction where the Company or any its Subsidiary does not file Tax Returns that the Company or such of its Subsidiaries, as the case may be, is or may be subject to taxation by that jurisdiction and the Company has no reason to believe that there is a basis for any such claim.

“Tax” and “Taxes” means all U.S. federal, state, local, foreign or other taxes, levies, imposts, assessments, duties, customs, fees, impositions or other similar government charges, including but not limited to income, estimated income, gross receipts, sales, use, ad valorem, goods and services, capital, production, franchise, windfall profits, license, withholding, payroll, employment-related, excise, stamp, real and personal property, business, occupation, transfer, commercial rent or withholding, net worth, occupancy, premium, profits, deemed profits, lease, severance, corporation, duty, utility, environmental, value-added, recapture, backup withholding or other taxes, together with any interest, penalties, fines or additions thereto.

“Tax Returns” means all returns, certifications, forms, reports, declarations, information returns, claim for refund and other documents (including any related or supporting information) required by or filed with any jurisdiction to which the Company or any of its Subsidiaries is subject, and any amendments, supplements or attached schedules to any of the foregoing, taking into account any extensions of time within which to file.

(k)    Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in subsequent SEC Reports filed prior to the date hereof, (i) except for activities related to the Company's and Carver Federal Savings Bank's ongoing compliance with the terms of the Cease and Desist Orders and the transactions contemplated by this Agreement, the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice, and there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company and its Subsidiaries have not incurred any liabilities (contingent or otherwise) other than trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued pursuant to existing Company stock option or stock purchase plans or executive and director arrangements disclosed in the SEC Reports, (vi) except as set forth on Schedule 3.1(k)(vi), there has not been any material change or amendment to, or any waiver of any material right by the Company or any Subsidiary under, any Material Contract under which the Company or any of its Subsidiaries is bound or subject, and (vii) the Company has not entered into any agreement, arrangement or understanding that contemplates the Company taking any of the actions set forth in clauses (i) - (vi). Except for the transactions contemplated by this Agreement, the Additional Agreements and the TARP Exchange Agreement, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed in an SEC Report at least one Trading Day prior to the date that this representation is made.

(l)    Environmental Matters. Neither the Company nor any of its Subsidiaries (i) is or has been in material violation of any statute, rule, regulation, common law standard of conduct, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates, or has formerly owned or operated, any real property contaminated with any substance that is in material violation of, or could reasonably be expected to result in material liability under, any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, (iv) is subject to any claim, notice of violation, demand, enforcement letter, or request for information relating to any Environmental Laws, or (v) is subject to any order, decree, injunction or other arrangement with any governmental entity or any indemnity or other agreement with any third party relating to liability under any Environmental Law; and there is no pending or, to the Company's Knowledge, threatened investigation or any circumstances or conditions that might lead to such a claim or to such liability.

(m)    Litigation. There is no pending or, to the Company's Knowledge, threatened, Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Series C Preferred Shares or the Underlying Shares or (ii) except as set forth on Schedule 3.1(m), is reasonably likely to have a Material Adverse Effect, individually or in the aggregate, if there were an unfavorable decision. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been and there is not pending or, to the Company's Knowledge, contemplated, any investigation by the Commission, the OTS (other than the Cease and Desist Orders), the FDIC or any other governmental entity involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Exchange Act or the Securities Act.

(n)    Employment Matters. No material labor dispute exists or, to the Company's Knowledge, is threatened or imminent with respect to any of the employees of the Company. None of the Company's employees is a member of a union that relates to such employee's relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, there are no collective bargaining agreements otherwise in effect with respect to such employees, and the Company believes that its and each of its Subsidiaries' relationship with its employees is good. No labor organization or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Company's Knowledge, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the Company's Knowledge, threatened against or involving the Company or any of its Subsidiaries. No executive officer is, or, to the Company's Knowledge, is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company's Knowledge, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. Except as set forth on Schedule 3.1(n), the Company is in material compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours.

(o)    Compliance. Neither the Company nor any of its Subsidiaries (i) is in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company or its properties or assets of which the Company or any such Subsidiary has been made aware in writing, or (ii) other than failure to comply with the timelines for meeting regulatory capital requirements set forth in the Cease and Desist Orders, is in violation of, or in receipt of written notice that it is in violation in any material respect of, any statute, rule or regulation of any governmental authority applicable to the Company or any Subsidiary, or which would have the effect of revoking or limiting FDIC deposit insurance. Except as set forth on Schedule 3.1(o), in the conduct of their respective businesses the Company and its Subsidiaries are in material compliance with all, and the condition and use of their properties does not violate or infringe, in any material respect, any applicable material domestic (federal, state or local) or foreign laws, statutes, ordinances, licenses, rules, regulations, policies or guidelines, judgments, demands, writs, injunctions, orders or decrees applicable thereto or to employees conducting its business, including the Troubled Asset Relief Program, the Emergency Economic Stabilization Act of 2008, the Sarbanes-Oxley Act of 2002, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001 (the “Patriot Act”), all applicable fair lending laws or other laws relating to discrimination, the Bank Secrecy Act and the Community Reinvestment Act. The Company and its Subsidiaries,

including without limitation Carver Federal Savings Bank have in place risk management policies and procedures sufficient in scope and operation to protect against risks of the type and in amounts reasonably expected to be incurred by institutions of similar size and in similar lines of business as the Company its Subsidiaries, including without limitation Carver Federal Savings Bank.

(p)    Regulatory Permits. The Company and each of its Subsidiaries possess or have applied for all material certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted and as described in the SEC Reports (“Material Permits”), and (i) neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or material adverse modification of any such Material Permits and (ii) the Company is unaware of any facts or circumstances that would give rise to the revocation or material adverse modification of any Material Permits.

(q)    Title to Assets. The Company and its Subsidiaries have good and marketable title to all real property and tangible personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens except any such Liens that do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(r)    Intellectual Property. The Company and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property and proprietary rights (collectively, the “Intellectual Property”) used in or necessary for the conduct of their respective businesses as now conducted or as proposed to be conducted in the SEC Reports, and all such rights shall survive immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing, except where the failure to own, possess, license or have such rights would not have or reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Reports and except where such violations or infringements would not have or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (a) there are no rights of third parties to any such Intellectual Property; (b) there is no infringement by third parties of any such Intellectual Property; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company's and its Subsidiaries' rights in or to any such Intellectual Property; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; and (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company and/or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others.

(s)    Insurance. The Company and each of the Subsidiaries are presently, and during each of the past three calendar years have been, insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which the Company and its Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries have received any notice of cancellation of any such insurance, nor, to the Company's Knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a reasonable cost.

(t)    Transactions With Affiliates and Employees. Except for the employment arrangements set forth in the SEC Reports and any other transactions described in the most recent proxy statement filed with the SEC by the Company, and other than the grant of stock options or other equity awards that are not individually or in the aggregate material in amount, none of the officers or directors of the Company and none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(u)    Internal Control Over Financial Reporting. The Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and such internal control over financial reporting was effective as of the date hereof. The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or any of its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any nonexclusive ownership and nondirect control that would not reasonably be expected to have an adverse effect on the system of internal accounting controls.

(v)    Disclosure Controls. The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company's outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting. As of the date of this Agreement, the Company has no Knowledge of any reason that its outside auditors and its chief executive officer and chief financial officer shall not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due. Since December 31, 2008, (i) neither the Company nor any Subsidiary nor, to the Knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Subsidiary has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any Subsidiary, whether or not employed by the Company or any Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company.

(w)    Certain Fees. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than fees payable by the Company to Keefe, Bruyette & Woods, Inc. (“KBW”) in consideration for financial advisory and investment banking services provided by KBW pursuant to the Company's engagement letter with KBW, a complete and correct copy of which has been provided to Purchaser prior to the date hereof. The Company shall indemnify, pay, and hold Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

(x)    Private Placement. Assuming the accuracy of Purchaser's representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Series C Preferred Shares by the Company to the Purchaser, or the issuance of the Underlying Shares by the Company, under the Transaction Documents or the Other Private Placements. The issuance and sale of the Series C Preferred Shares hereunder does not contravene the rules and regulations of the Principal Trading Market and, upon Stockholder Approval, the issuance of the Underlying Shares in accordance with the Certificate of Designations will not contravene the rules and regulations of the Principal Trading Market.

(y)    Registration Rights. Other than Purchaser, the Other Purchasers and the U.S. Treasury, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission.

(z)    Listing and Maintenance Requirements. The Company's Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth on Schedule 3.1(z), the Company has not, in the 12 months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

(aa)    Investment Company. Neither the Company nor any of its Subsidiaries is required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(bb)    Questionable Payments. Neither the Company nor any of its Subsidiaries, nor any directors or officers or employees, nor, to the Company's Knowledge, any agents or other Persons acting at the direction of or on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company: (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.

(cc)    Application of Takeover Protections; Rights Agreements. Other than anti-takeover provisions set forth in the Certificate of Incorporation, Bylaws and Certificate of Designations, the

Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Board of Directors has taken all necessary action to ensure that, prior to the Closing, (i) any “moratorium,” “control share,” “fair price,” “takeover”, “business combination” or “interested stockholder” or other anti-takeover laws of any jurisdiction, including but not limited to Section 203 of the Delaware General Corporation Law and (ii) Article V and Article VIII of the Certificate of Incorporation, do not and shall not apply to the Transaction Documents or the transactions contemplated thereby.

(dd)    Disclosure. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except for the announcement of this Agreement and related transactions and as may be disclosed on the Form 8-K filed pursuant to Section 4.6.

(ee)    Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed.

(ff)    Acknowledgment Regarding Purchaser's Purchase of Shares.  The Company acknowledges and agrees that Purchaser is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to Purchaser's purchase of the Series C Preferred Shares.

(gg)    Absence of Manipulation.  The Company has not, and no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

(hh)    OFAC. None of the Company nor any Subsidiary nor any director or officer or employee or Affiliate, nor, to the Company's Knowledge, any agent or other Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Series C Preferred Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar, North Korea, Libya or any other country, government, individual or entity that, at the time of such use of proceeds, is the subject of sanctions administered by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(ii)    Money Laundering Laws. The operations of each of the Company and any Subsidiary are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Company's Knowledge, threatened.

(jj)    No Additional Agreements. The Company does not have any agreement or understanding with Purchaser or with any Other Purchaser with respect to the transactions contemplated by the Transaction Documents (or, in the case of the Other Purchasers, the Additional Agreements) other than as specified in the Transaction Documents or Additional Agreements.

(kk)    Material Contracts. Each of the Material Contracts (as defined below) is valid and binding on the Company and its Subsidiaries, as applicable, and in full force and effect.  The Company and each of its Subsidiaries, as applicable, are in all material respects in compliance with and have in all material respects performed all obligations required to be performed by them to date under each Material Contract.  Except as set forth on Schedule 3.1(kk), neither the Company nor any of its Subsidiaries is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived). “Material Contracts” means any of the following to which the Company or any Subsidiary is a party or subject as of the date of this Agreement (whether written or oral, express or implied):

(i)    any material employment contract or understanding (including any understandings or obligations with respect to severance or termination pay, liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those that are terminable at will by the Company or such Subsidiary);

(ii)    any material plan, contract or understanding providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant;

(iii)    any material labor contract or agreement with any labor union; or

(iv)    any other contract or agreement which is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K.

(ll)    Adequate Capitalization. As of March 31, 2011, Carver Federal Savings Bank met or exceeded the standards necessary to be considered “adequately capitalized” under the FDIC's regulatory framework for prompt corrective action. As of the Closing and after giving effect to this Agreement and the Additional Agreements and the transactions contemplated hereby and thereby, Carver Federal Savings Bank meets or exceeds the standards necessary to be considered “adequately capitalized” under the FDIC's regulatory framework for prompt corrective action.

(mm)    Agreements with Regulatory Agencies; Compliance with Certain Banking Regulations. Except for the U.S. Treasury Agreements and the Cease and Desist Orders, neither the Company nor any Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2008, has adopted any board resolutions at the request of, any governmental entity (each such, a “Regulatory Agreement”) that currently restricts the conduct of its business or that relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business, nor has the Company or any Subsidiary been advised since December 31, 2009 by any governmental entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement. Since February 7, 2011, there have been no changes to the terms of Cease and Desist Orders and the OTS has not informed the Company or Carver Federal Savings Bank that it is contemplating any such changes. Except for non-compliance with the capital requirements set forth in the Cease and Desist Orders by the deadlines specified therein, the Company and Carver Federal Savings Bank are in compliance, in all respects, with the terms of the Cease and Desist Orders and have provided all information, and taken all corrective and other actions, in each case requested or required therein, on or prior to the relevant deadlines stated therein. The OTS has not objected to the capital plan submitted by Carver Federal Savings Bank under the Cease and Desist Orders.

The Company has no Knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would cause any of its Subsidiary banking institutions: (i) to be deemed not to be in at least satisfactory compliance with the Community Reinvestment Act and the regulations promulgated thereunder (“CRA”) or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (ii) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by OFAC, or any other anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by the Subsidiaries.

(nn)    No General Solicitation or General Advertising. Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Series C Preferred Shares.

(oo)    Mortgage Banking Business.

(i)    The information (including electronic information and information contained on tapes and computer disks) with respect to all loans of the Company and its Subsidiaries furnished to Purchaser by the Company is, as of the respective dates indicated therein, true and complete in all material respects; provided, that such information excludes information as would identify the names and addresses or other similar personal information of any customer. The characteristics of the Company's and Carver Federal Savings Bank's loan portfolio have not materially and adversely changed from the characteristics of the loan portfolio as of September 30, 2010.

(ii)    The Company and each of its Subsidiaries has complied in all material respects with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries has satisfied in all material respects, (A) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or any of its Subsidiaries and any Agency, Loan Investor or Insurer, (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer (each as defined below) and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

(iii)    No Agency, Loan Investor or Insurer has (A) claimed in writing that the Company or any of its Subsidiaries has violated, in any material respect, or has not complied in any material respect with the applicable underwriting standards with respect to mortgage loans sold by the Company or any of its Subsidiaries to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Company or any of its Subsidiaries or (C) indicated in writing to the Company or any of its Subsidiaries that it has terminated or intends to terminate its relationship with the Company or any of its Subsidiaries for poor performance, poor loan quality or concern with respect to the Company's or any of its Subsidiaries' compliance with laws.

For purposes of this Section 3(oo): (A) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans' Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities; (B) “Loan Investor” means any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries or a security backed by or representing an interest in any such mortgage loan; and (C) “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries, including the Federal Housing Administration, the United States Department of Veterans' Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

(pp)    [Reserved].

(qq)    ERISA. The Company and its Subsidiaries are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”).

(rr)    Employee Benefits.

(i)    Schedule 3.1(rr)(i) lists all Benefit Plans. True and complete copies of all Benefit Plans, including any related trusts, insurance arrangements or other funding vehicles and, with respect to any employee stock ownership plan, loan agreements forming a part of any Benefit Plans, and in each case all amendments thereto have been provided to the Purchaser.

(ii)    With respect to each Benefit Plan, except as set forth on Schedule 3.1(rr)(ii): (1) the Company and its Subsidiaries are in compliance, in all material respects, with the terms of such Benefit Plan and all applicable laws and regulations pertaining thereto, including ERISA and the Code, and as of the date hereof, all contributions required to be made under each Benefit Plan have been timely made; (2) no “reportable event” (as defined in ERISA) has occurred, within the 12-month period ending on the date hereof and no notice of a “reportable event” will be required to be filed in connection with the transaction contemplated by this Agreement, in each case with respect to any Benefit Plan subject to ERISA (an “ERISA Plan”) that is a Pension Plan (as defined below) in each case for which the Company, any of its Subsidiaries or any of their respective ERISA Affiliates could have any liability; (3) the Company, its Subsidiaries and their respective ERISA Affiliates have not incurred and do not expect to incur any liability under (i) Title IV of ERISA with respect to any ongoing, frozen or previously terminated Pension Plan currently or formerly maintained by any of them or (ii) Section 302 of ERISA or Sections 412 or 4971 of the Code; and (4) each Benefit Plan that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) for which the Company could have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification, and the Company has provided to the Purchaser the most recent copy of any favorable determination or opinion letter received for such Benefit Plan. No Benefit Plan is intended to meet the requirements of Code Section 501(c)(9). None of the Company, any of its Subsidiaries nor any of their respective ERISA Affiliates sponsors, maintains or has an obligation to contribute to or has within the past six years sponsored, maintained or had an obligation to contribute to a “multiemployer plan” (as defined in ERISA).

(iii)    Neither the Company nor any of its Subsidiaries has (1) engaged in a transaction with respect to any ERISA Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA or (2) incurred or reasonably expects to incur a material tax or penalty imposed by Section 4980 of the Code or Section 502 of ERISA or any material liability under Section 4071 of ERISA. Neither any Pension Plan nor single-employer plan of an ERISA Affiliate (1) is in “at-risk” status within the meaning of Section 303 of ERISA or (2) has been required to file information pursuant to Section 4010 of ERISA for the current or most recently completed plan year, and no ERISA Affiliate has an outstanding funding waiver. No notices have been required to be sent to any Pension Plan participants or beneficiaries under Section 302 or 4011 of ERISA or Section 412 of the Code. The Company or its Subsidiaries have timely filed all required notices to all Pension Plan participants under Section 204(h) of ERISA. Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all “benefit liabilities”, within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition, whether or not as a result of a change in the funding method, of such Pension Plan since the last day of the most recent plan year.

(iv)    Each Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code that is subject to Section 409A of the Code has, since (i) January 1, 2005, been administered, operated and maintained in good faith compliance with Section 409A of the Code and Notice 2005-1 and (ii) January 1, 2009, been in documentary and operational compliance in all material respects with the requirements of Section 409A of the Code. No person is entitled to receive any additional payment from the Company or any of its Subsidiaries as a result of the imposition of any liability under Section 409A of the Code.

(v)    Except as set forth on Schedule 3.1(rr)(v), neither the execution and delivery of this Agreement, nor the Stockholder Approval or consummation of the transactions or other actions contemplated hereby or thereby will constitute a “change in control”, “change of control” or event of similar impact within the meaning of any Benefit Plan.

(vi)    None of the execution and delivery of this Agreement, the issuance of the Series C Preferred Stock, the Series D Preferred Stock, the First Conversion Common Shares, and the Second Conversion Common Shares, nor the Stockholder Approval, nor consummation of the transactions contemplated hereby and thereby will, whether alone or in connection with another event, (1) result in any payment or benefit (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer or director of the Company or any of its Subsidiaries from the Company or any of its Subsidiaries under any Benefit Plan or any other agreement with any employee, including, for the avoidance of doubt, employment or change in control agreements, (2) result in payments under any of the Benefit Plans which would not be deductible under Section 162(m) of the Code, (3) result in any acceleration of the time of payment or vesting of any such benefits or increase any compensation or benefits otherwise payable under any Benefit Plan, (4) require the funding or increase in the funding of any such benefits or (5) result in any limitation on the right of the Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust.

(vii)    As of the date hereof, there is no material pending or, to the Knowledge of the Company threatened, litigation relating to the Benefit Plans. Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any ERISA Plan. Except for liabilities fully reserved for or identified in the Company's financial statements, there are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against (1) the Benefit Plans, (2) any fiduciaries thereof with respect to their duties to the Benefit Plans or (3) the assets of any of the trusts under any of the Benefit Plans or any collective bargaining agreement.

(ss)    Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

3.2    Representations and Warranties of the Purchaser. Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)    Organization; Authority. Purchaser is duly organized, validly existing and in good standing under the laws of the State of [____________] with the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action. This Agreement has been and the Shareholder Rights Agreement will be duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

(b)    No Conflicts. The execution, delivery and performance by Purchaser of this Agreement and the Shareholder Rights Agreement and the consummation by Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Purchaser, or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Purchaser, except in the case of clause (ii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations hereunder.

(c)    Investment Intent. Purchaser understands that (i) the Series C Preferred Shares and, until such time as the Underlying Shares may be registered, the Underlying Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Series C Preferred Shares as principal for its own account and not with a view to, or for distributing or reselling such Series C Preferred Shares or any part thereof in violation of the Securities Act or any applicable state securities laws, and (ii) the Series C Preferred Shares are only transferable in accordance with the terms and conditions set forth in the Certificate of Designations and the Shareholder Rights Agreement; provided, that by making the representations herein, other than as set forth in Section 4.1(a)(i), Purchaser does not agree to hold any of the Securities for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Underlying Shares (or any securities which are derivatives thereof) to or through any person or entity.

(d)    Purchaser Status. At the time Purchaser was offered the Series C Preferred Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e)    General Solicitation. Purchaser is not purchasing the Series C Preferred Shares as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f)    Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(g)    Access to Information. Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment; and (iv) the opportunity to ask questions of management. Neither such inquiries nor any other investigation conducted by or on behalf of Purchaser or its representatives or counsel shall modify, amend or affect Purchaser's right to rely on the truth, accuracy and completeness of the Company's representations and warranties contained in the Transaction Documents. Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its investment in the Securities.

(h)    Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser. Purchaser acknowledges that it is purchasing the Series C Preferred Shares directly from the Company and not from KBW.

(i)    Independent Investment Decision. Purchaser has independently evaluated the merits of its decision to invest in the Securities pursuant to the Transaction Documents, and Purchaser confirms that it has not relied on the advice of any Other Purchaser's business and/or legal counsel in making such decision. Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to Purchaser in connection with its investment in the Securities constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its investment in the Securities. Purchaser understands that KBW has acted solely in an advisory capacity as engaged by the Company in connection with the offer and sale of the Series C Preferred Shares and Purchaser has not relied on the business or legal advice of KBW or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to Purchaser in connection with the transactions contemplated by the Transaction Documents.

(j)    Reliance on Exemptions. Purchaser understands that the Series C Preferred Shares are being offered and sold to it, and that the Underlying Shares will be issued to it, in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgements and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Series C Preferred Shares and to receive the Underlying Shares.

(k)    No Governmental Review. Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(l)    Residency. Purchaser's office in which its investment decision with respect to the Securities was made or residence is located at the address set forth in Section 6.3.

(m)    Trading. Purchaser acknowledges that there is no trading market for the Series C Preferred Stock or the Series D Preferred Stock, and no such market is expected to develop.

The Company and Purchaser acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE 4:
OTHER AGREEMENTS OF THE PARTIES

4.1    Transfer Restrictions.

(a)    Compliance with Laws. Notwithstanding any other provision of this Article IV, (i) the

Series C Preferred Shares and the Series D Preferred Shares may be transferred or disposed of only as set forth in the Certificate of Designations and the Shareholder Rights Agreement, and (ii) the First Conversion Common Shares and the Second Conversion Common Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws.

(b)    Legends. Certificates evidencing the Securities shall bear (and, with respect to Securities held in book-entry form, the Transfer Agent will record such a legend on the share register) (i) any legend as required by the “blue sky” laws of any state, (ii) if applicable, a legend reflecting any applicable restrictions on transfer set forth in Section 4.1(a) hereof or in the Certificate of Designations or the Shareholder Rights Agreement, and (iii) a restrictive legend in substantially the following form, until such time as they are not required under the Certificate of Designations, Section 4.1(c) hereof or applicable law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED, THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF SELLER AND BROKER REPRESENTATION LETTERS) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE).
(c)    Removal of Legends. The restrictive legend set forth in Section 4.1(b)(iii) above shall be removed and the Company shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Securities are registered for resale under the Securities Act, (ii) such Securities are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner-of-sale restrictions, or (iv) at the request of Purchaser, upon receipt by the Company of an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of such Securities may be made without registration under the Securities Act and that such legend is no longer required. Following the earlier of (i) the Effective Date or (ii) Rule 144 becoming available for the resale of Securities, without the requirement for the Company to be in compliance with the current public information required under 144(c)(1) (or Rule 144(i)(2), if applicable) as to the Securities and without volume or manner-of-sale restrictions, the Company shall instruct the Transfer Agent to remove the legend from the Securities and shall cause its counsel to issue any legend removal opinion required by the Transfer Agent. Any fees (with respect to the Transfer Agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend (except for the fees of the opinion of Purchaser's counsel pursuant to clause (iv) above) shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will no later than three (3) Trading Days following the delivery by Purchaser to the Company or the Transfer Agent (with notice to the Company) of a certificate or instrument bearing a legend, which represents such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and a representation letter to the extent required by the Transfer Agent (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to Purchaser a certificate or instrument (as the case may be) representing such Securities that is free from all restrictive legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c). Certificates for Securities free from all restrictive legends may be transmitted by the Transfer Agent to the Purchaser by crediting the account of Purchaser's prime broker with DTC as directed by Purchaser.

(d)    Acknowledgement. Purchaser agrees that if it is notified by the Company in writing at any time that the registration statement registering the resale of the Securities is not effective or that the prospectus included in such registration statement no longer complies with the requirements of Section 10 of the Securities Act, the Purchaser will refrain from selling Securities thereunder until such time as the Purchaser is notified by the Company that such registration statement is again effective or such prospectus is compliant with Section 10 of the Exchange Act, unless Purchaser is able to, and does, sell such Securities pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act.

4.2    Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock.  The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Securities pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3    Additional Agreements. The Company covenants and agrees that each Additional Agreement (as defined in Section 5.1(i)) shall be identical to this Agreement (other than the name of the Other Purchaser and the number of Series C Preferred Shares being purchased).

4.4    Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Series C Preferred Shares as required under Regulation D. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Series C Preferred Shares for sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Series C Preferred Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

4.5    No Integration. The Company shall not, and shall use its reasonable best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Series C Preferred Shares in a manner that would require the registration under the Securities Act of the sale of the Series C Preferred Shares to the Purchaser.

4.6    Securities Laws Disclosure; Publicity. By 9:00 a.m., New York City time, on the Closing

Date, the Company shall issue one or more press releases (collectively, the “Press Release”) reasonably acceptable to Purchaser disclosing all material terms of the transactions contemplated hereby and any other material, nonpublic information that the Company may have provided Purchaser at any time prior to the filing of the Press Release. On or before 5:30 p.m., New York City time, on the fourth Trading Day immediately following the Closing Date, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement, the Shareholder Rights Agreement and the Certificate of Designations)). Notwithstanding the foregoing, the Company shall not publicly disclose the financial or other terms of the Transaction or the name of Purchaser or any Affiliate or investment adviser of Purchaser, or include the name of Purchaser or any Affiliate or investment adviser of Purchaser in any press release or filing with the Commission (other than the Registration Statement) or Trading Market, without the prior written consent of Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Shareholder Rights Agreement and (B) the filing of final Transaction Documents with the Commission, (ii) to the extent such disclosure is required by applicable law, at the request of the Staff of the Commission or Trading Market regulations, in which case the Company shall provide Purchaser with prior written notice of such disclosure. Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 4.6, Purchaser will maintain the confidentiality of all disclosures made to it in connection with the Transaction (including the existence and terms of the Transaction), except as may be required by any regulatory or governmental authority, self-regulatory organization, stock exchange, bank examiner or as otherwise required by applicable law.

4.7    Non-Public Information. Except with the express written consent of Purchaser and unless prior thereto Purchaser shall have executed a written agreement regarding the confidentiality and use of such information, the Company shall not, and shall cause each Subsidiary and each of their respective officers, directors, employees and agents, not to, and Purchaser shall not directly solicit the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents to provide Purchaser with any material, non-public information regarding the Company or any of its Subsidiaries from and after the filing of the Press Release.

4.8    Indemnification.

(a)    Indemnification of Purchaser. In addition to the indemnity provided in the Shareholder Rights Agreement, to the fullest extent permitted by law, the Company will indemnify and hold Purchaser and its Affiliates and each of their respective and its directors, officers, stockholders, members, partners, employees, and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) and each person who Controls Purchaser (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of (i) any breach of any of the covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, (ii) (A) any material inaccuracy in or breach of the representations, warranties or certifications made by the Company in this Agreement or in the other Transaction Documents or in any certificates delivered by the Company in connection therewith, other than the Fundamental Representations, and (B) any inaccuracy in or breach of the Fundamental Representations (in each of (ii)(A) and (ii)(B) determined without regard to any qualification or exception contained therein relating to materiality or a Material Adverse Effect or any similar qualification or standard), (iii) any action, suit, claim, proceeding or investigation instituted against a Purchaser Party in any capacity, or any of them or their respective Affiliates, by any governmental authority, self-regulatory organization, stockholder of the Company who is not an Affiliate of such Purchaser Party, or any other person (other than the Company or any of the Company's Affiliates) with respect to any of the transactions contemplated by any of the Transaction Documents and by the terms of the Securities, or (iv) the engagement of KBW by the Company.  The Company will not be liable to any Purchaser Party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party's breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents or attributable to the gross negligence or willful misconduct on the part of such Purchaser Party.

(b)    Conduct of Indemnification Proceedings. Promptly after receipt by any Purchaser Party of notice of any demand, claim or circumstances which would or could reasonably be expected to give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 4.8(a), such Purchaser Party shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Purchaser Party, and shall assume the payment of all fees and expenses; provided, that the failure of any Purchaser Party so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially and adversely prejudiced by such failure to notify. In any such proceeding, any Purchaser Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party unless: (i) the Company and the Purchaser Party shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed to promptly assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Purchaser Party in such proceeding; or (iii) in the reasonable judgment of counsel to such Purchaser Party, representation of both the Company and the Purchaser Party by the same counsel would be inappropriate due to actual or potential differing interests between them; provided, that the Company shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all such Purchaser Parties. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Purchaser Party, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Purchaser Party is or could have been a party and indemnity could have been sought hereunder by such Purchaser Party, unless such settlement includes an unconditional release of such Purchaser Party from all liability arising out of such proceeding, and such settlement shall not cause or be reasonably likely to cause harm to such Purchaser Party's commercial standing or reputation. The indemnification rights contained in this Section 4.8 are not limited or deemed waived by any investigation or knowledge by the Purchaser Party prior to or after the date hereof.

(c)    Transfer. The obligations of the Company under this Section 4.8 shall survive the transfer, redemption or conversion of the Securities issued pursuant to the Transaction Documents, or the closing or termination of this Agreement or any other Transaction Documents.

4.9    Listing of Common Stock. The Company will use its reasonable best efforts to maintain the listing of the Common Stock on the NASDAQ Global Market or, if the Company is unable to maintain such listing despite its reasonable best efforts to do so, then on the NASDAQ Capital Market. As soon as reasonably practicable following receipt of the Stockholder Approval, the Company will file with NASDAQ an Application for Listing of Additional Shares with respect to the First Conversion Common

Shares and the Second Conversion Common Shares, and shall otherwise use its reasonable best efforts to list the First Conversion Common Shares and the Second Conversion Common Shares for quotation on the NASDAQ Global Market or the NASDAQ Capital Market.

4.10    Use of Proceeds. The Company intends to use the net proceeds from the sale of the Series C Preferred Shares hereunder for the purpose of increasing the regulatory capital ratios of the Company and Carver Federal Savings Bank and for general corporate purposes. Notwithstanding the foregoing, the Company shall, as promptly as practicable following the Closing Date, (i) pay all accrued and unpaid interest on all junior subordinated debentures with respect to which the Company has elected to defer interest payments, and shall, until such time as the Stockholder Approval is received, make all interest payments on such junior subordinated debentures at the time such payments are due and payable by the Company, and (ii) pay all accrued and unpaid dividends on the TARP Preferred Stock and shall, until such time as the Stockholder Approval is received, make all dividend payments on the TARP Preferred Stock in accordance with the terms of the TARP Preferred Stock.

4.11    Stockholders Meeting. The Company shall call a special meeting of its stockholders, as promptly as practicable following the Closing, but in no event later than 120 days after the Closing (the “Initial Stockholders' Meeting”), to vote on a proposal (the “Stockholder Proposal”) to approve all, and not less than all, of the following: (i) an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock to a number sufficient to permit the issuance of the First Conversion Common Shares, the Second Conversion Common Shares and such number of shares of Common Stock into which the outstanding TARP Preferred Stock is to be exchanged pursuant to the applicable agreement with the U.S. Treasury, (ii) the conversion of the Series C Preferred Stock into Common Stock (for purposes of Rule 5635 of the NASDAQ Listing Rules), (iii) the issuance and conversion of the Series D Preferred Stock, (iv) the exchange of the TARP Preferred Stock for shares of Common Stock, and (v) an amendment to the Certificate of Incorporation that would permit the U.S. Treasury to vote shares of Common Stock in excess of 9.9% of the total outstanding Common Stock (such approval of the Stockholder Proposal, “Stockholder Approval”). The applicable stockholder vote required for approval of the Stockholder Proposal is a majority of the outstanding shares of Common Stock. The Board of Directors of the Company shall recommend to the Company's stockholders that such stockholders vote in favor of the Stockholder Proposal. In connection with the Initial Stockholders' Meeting, the Company shall promptly prepare and file (but in no event more than 45 days after the Closing Date) with the Commission a preliminary proxy statement, shall use its reasonable best efforts to respond to any comments of the Commission or its staff and to cause a definitive proxy statement related to Initial Stockholders' Meeting to be mailed to the Company's stockholders not more than five (5) Business Days after clearance thereof by the Commission, and shall use its reasonable best efforts to solicit proxies for such Stockholder Approval. The Company shall notify Purchaser promptly of the receipt of any comments from the Commission or its staff with respect to the proxy statement and of any request by the Commission or its staff for amendments or supplements to such proxy statement or for additional information (but the Company shall not provide Purchaser with any material, nonpublic information, unless requested by Purchaser and pursuant to a written agreement regarding the confidentiality and use of such information). If at any time prior to the Initial Stockholders' Meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as practicable prepare and mail to its stockholders such an amendment or supplement. In the event that Stockholder Approval is not obtained at such the Initial Stockholders' Meeting, the Company shall include a proposal to approve (and the Board of Directors shall recommend approval of) such proposal at a meeting of its stockholders to be held no less than once in each subsequent four-month period beginning on the date of the Initial Stockholders' Meeting until such approval is obtained. The Purchaser agrees to vote any shares of Common Stock owned as of the record date with respect to any meeting of stockholders of the Company where the Stockholder Proposal is presented to stockholders for approval in favor of the Stockholder Proposal at such meeting of stockholders.

4.12    Reservation of Underlying Shares. After receipt of the Stockholder Approval, the Company will at all times reserve, free of any preemptive or similar rights of stockholders of the Company, a number of unissued shares of Common Stock, sufficient to (i) issue and deliver the First Conversion Common Shares and the Second Conversion Common Shares, and (ii) issue and deliver shares of Common Stock for which the shares of TARP Preferred Stock are exchanged.

4.13    Certificate of Amendment. Promptly upon receipt of the Stockholder Approval, the Company shall file with the Delaware Secretary the Certificate of Amendment. The Company shall make such filings and take such other actions such that the Certificate of Amendment and the Certificate of Designations shall continue to be in full force and effect for so long as any Series C Preferred Shares or Series D Preferred Shares remain outstanding.

4.14    Limitation on Beneficial Ownership. Purchaser (and its Affiliates or any other Persons with which it is acting in concert) will not be entitled to purchase a number of Series C Preferred Shares that would result in Purchaser (i) becoming, directly or indirectly, the beneficial owner (as determined under Rule 13d-3 under the Exchange Act, the rules and regulations of the OTS and, as applicable, the rules and regulations of the Federal Reserve Board) of more than 24.9% of any class of voting securities of the Company, on an as-converted basis (including the exchange of the TARP Preferred Stock and the conversion of the Series C Preferred Stock and the Series D Preferred Stock), or (ii) contributing more than 24.9% of the total capital of the Company (as determined under the rules and regulations of the OTS and, as applicable, the rules and regulations of the Federal Reserve Board). For so long as Purchaser owns any Securities, (1) if Purchaser is a bank holding company, a savings and loan holding company, or an Affiliate thereof, Purchaser (together with its Affiliates and any other Persons with which it Purchaser is acting in concert) shall not at any time own more than 4.9% of any class of the Company's voting securities (unless Purchaser has received all Regulatory Approvals required to own more than 4.9% of such class) or (2) if Purchaser is not a bank holding company, a savings and loan holding company, or an Affiliate thereof, Purchaser (together with its Affiliates and any other Persons with which it Purchaser is acting in concert) shall not at any time own more than 9.9% of any class of the Company's voting securities (unless Purchaser has received all Regulatory Approvals required to own more than 9.9% of such class). The restrictions set forth in this Section 4.14 are collectively referred to as the “Ownership Limitations.”

4.15    Regulatory Approvals Obtained by Purchaser. If Purchaser's purchase of the Series C Preferred Shares will cause Purchaser to hold more than 9.9% of a class of voting securities of the Company, on an as-converted basis, Purchaser shall promptly file with the OTS any materials required to be filed by applicable law or regulation. Purchaser shall use its reasonable best efforts to obtain the confirmation from the Federal Reserve Board set forth in Section 5.1(j) of this Agreement.

4.16    Additional Regulatory Matters.

(a)    For so long as Purchaser owns any Securities, the Company shall not take any action (including entering into any business relationships or any redemption, repurchase (including full or partial exercise of the right of first refusal contained in the Shareholder Rights Agreement) or recapitalization of the Common Stock, of securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock), that could, or would be reasonably likely to, (i) cause Purchaser or any of its Affiliates (which for purposes of this paragraph shall include all “affiliates” as defined in the BHC Act or Regulation Y of the Federal Reserve Board) to be deemed to “control” the Company or its Affiliates for purposes of the BHC Act or HOLA, as applicable (including any action set forth in this Section 4.16(a)); (ii) cause Purchaser or any of its Affiliates to acquire, own or control voting securities or contribute capital in excess of the applicable Ownership Limitations; or (iii) cause the Company or Carver Federal Savings Bank to become a “commonly controlled insured depository institution” (as that term is defined and interpreted for purposes of 12 U.S.C. § 1815(e), as may be amended or supplemented from time to time) with respect to any institution that is not a Subsidiary of the Company.

(b)    Notwithstanding anything to the contrary contained in this Agreement or the Transaction Documents, the provisions of this Section 4.16 shall supersede and control with respect to any other provisions of this Agreement or the Transaction Documents that may conflict with or that may result in a breach of any of the provisions described in this Section 4.16 and the provisions of this Section 4.16 shall apply, mutatis mutandis, to all of the provisions of this Agreement and the Transaction Documents to the extent necessary to cause such other provisions of this Agreement and the Transaction Documents to comply with this Section 4.16.

4.17    Change of Control. From the date of this Agreement, the Company shall take all actions necessary, including adoption of applicable resolutions by the Board of Directors or a duly authorized committee thereof and obtaining acknowledgments from certain employees and directors, to ensure that none of the execution and delivery of this Agreement, the issuance of the Series C Preferred Stock, the Series D Preferred Stock (including the First Conversion Common Shares and the Second Conversion Common Shares) nor the Stockholder Approval or consummation of the transactions contemplated hereby or thereby (other than, as set forth on Schedule 3.1(rr)(v), the consummation of the transactions contemplated by the TARP Exchange Agreement) will constitute a “change in control”, “change of control” or event of similar impact within the meaning of any Benefit Plan.

ARTICLE 5:
CONDITIONS PRECEDENT TO CLOSING

5.1    Conditions Precedent to the Obligations of Purchaser to Purchase Series C Preferred Shares. The obligation of Purchaser to acquire and pay for the Series C Preferred Shares at the Closing is subject to the fulfillment to Purchaser's satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be, to the extent permissible under applicable law, waived in whole or in part by Purchaser (as to itself only):

(a)Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct as of the date hereof and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b)Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction and there shall not be threatened, instituted or pending any Action by any governmental authority (including without limitation the OTS) or any Person before any governmental authority, (i) seeking to restrain, prohibit or otherwise interfere with the transactions contemplated by the Transaction Documents, (ii) seeking to impose or confirm limitations on the ability of Purchaser or any of its Affiliates effectively to exercise full rights of ownership of any of the Securities, including the right to vote any acquired voting equity securities on all matters properly presented to the Company's stockholders, or (iii) seeking to require divestiture by Purchaser or any of its Affiliates of any of the Securities.

(d)Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities (including all Required Approvals), all of which shall be and remain (i) in full force and effect and (ii) reasonably satisfactory to Purchaser.

(e)Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(f)Compliance Certificate. The Company shall have delivered to Purchaser a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date and, certifying to the fulfillment of the conditions specified in Sections 5.1(a), (b), (d), (l), (n) and (p) in the form attached hereto as Exhibit F.

(g)[Reserved].

(h)Termination. This Agreement shall not have been terminated as to Purchaser in accordance with Section 6.17 herein.

(i)Minimum Investment. The Company shall have received executed stock purchase agreements from Other Purchasers (the “Additional Agreements”) which, together with this Agreement, provide for the purchase of an aggregate of at least $55,000,000 of Series C Preferred Stock, and all conditions to closing set forth in the Additional Agreements with respect to the Other Private Placements shall have been satisfied or waived (except for such conditions that by their terms contemplated performance at the Closing). All Additional Agreements shall contain terms and conditions that are no more favorable to the Other Purchasers than the terms and conditions of this Agreement are to Purchaser, and the Company shall not provide any Other Purchaser with rights or commitments from the Company in connection with such Other Purchaser's capacity as a holder of any of the Securities that are more favorable than those provided to Purchaser. The issuances and sales under the Additional Agreements shall occur at a closing that is contemporaneous with the Closing hereunder.

(j)    Non-Controlling Interest. If Purchaser is a bank holding company purchasing a number of shares of Series C Preferred Stock that, upon conversion, would result in the Purchaser owning more than 4.9% of the total equity of the Company, Purchaser shall have obtained written confirmation from the Federal Reserve Board and, as applicable, the OTS, satisfactory to Purchaser in its reasonable judgment, that (i) neither Purchaser nor any of its Affiliates (which for purposes of this paragraph shall include all “affiliates” as defined in the BHC Act or Regulation Y of the Federal Reserve Board) shall be deemed to “control” the Company or any Subsidiary for purposes of the BHC Act after the consummation of the transactions contemplated by the Transaction Documents, and (ii) Purchaser is not acting in concert with any Other Purchaser.
(k)    TARP Preferred Stock. The U.S. Treasury shall have entered into an agreement which provides that the TARP Preferred Stock shall, following the Company's receipt of the Stockholder Approval and subject to the satisfaction of certain conditions, be exchanged for a number of shares of Common Stock equal to the product of (i) 18,980, multiplied by (ii) a fraction (x) the numerator of which is $1,000 and (y) the denominator of which is the Applicable Conversion Price (as defined in the Certificate of Designations), and such agreement remains in full force and effect.
(l)    Cease and Desist Order. There shall have been no changes to the terms of Cease and Desist Orders and the OTS shall not have informed the Company or Carver Federal Savings Bank that it is contemplating any such changes, no governmental entity shall have issued to or required (or threatened to issue or require) either the Company or Carver Federal Savings Bank to enter into any Regulatory Agreement (other than the Cease and Desist Orders), and the OTS shall not have objected to the capital plan submitted by the Company pursuant to the Cease and Desist Orders. The OTS shall not have informed the Company that the Company is required to submit a plan of liquidation or similar plan, or, if the OTS has delivered such notice, the OTS shall have withdrawn such notice in writing. Except for non-compliance with the capital requirements set forth in the Cease and Desist Orders by the deadlines specified therein, the Company and Carver Federal Savings Bank shall be in compliance, in all respects, with the terms of the Cease and Desist Orders and shall have provided all information, and taken all corrective and other actions, in each case requested or required therein, on or prior to the relevant deadlines stated therein.
(m)    Certificate of Designations. The Company shall have filed with the Delaware Secretary the Certificate of Designations, and shall not have filed any amendment thereto. The Certificate of Designations shall be in full force and effect.
(n)    Capital Ratios. On a pro forma basis as of (i) the last day of the month immediately prior to the month in which the Closing occurs and (ii) the Closing Date (in the case of this clause (ii), using reasonable estimates where actual amounts are not available), (x) the Company and its Subsidiaries, on a consolidated basis and including the proceeds (net of transaction expenses related to the Company's performance of its obligations under this Agreement, the Other Private Placements and the TARP Exchange Agreement) of the purchase of Series C Preferred Shares by Purchaser and the Other Purchasers, shall have a Tier 1 (Core) Capital Ratio equal to or greater than nine percent (9.0%) and a Total Risk-Based Capital Ratio equal to or greater than thirteen percent (13.0%), and (y) assuming the contribution of proceeds by the Company, Carver Federal Savings Bank shall satisfy the requirements for being “well capitalized” under the relevant regulations.
(o)    [Reserved].
(p)    Ownership Limitations. After giving effect to the issuance of all Series C Preferred Shares to be purchased by Purchaser and the Other Purchasers, immediately following the Closing, Purchaser's ownership shall not exceed the applicable Ownership Limitations.
(q)    No Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect shall have occurred with respect to the Company.
5.2    Conditions Precedent to the Obligations of the Company to Sell Shares. The Company's obligation to sell and issue the Series C Preferred Shares at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may, to the extent permissible under applicable law, be waived by the Company:

(a)    Representations and Warranties. The representations and warranties made by the Purchaser in Section 3.2 hereof shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.
(b)    Performance. Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by Purchaser at or prior to the Closing Date.

(c)    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)    Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Series C Preferred Shares, all of which shall be and remain (i) in full force and effect so long as necessary and (ii) reasonably satisfactory to the Company.

(e)    Purchaser Deliverables. Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

(f)    Termination. This Agreement shall not have been terminated as to Purchaser in accordance with Section 6.17 herein.

(g)    Minimum Investment. The Company shall have received Additional Agreement which, together with this Agreement, provide for the purchase of an aggregate of at least $55,000,000 of Series C Preferred Stock, and all conditions to closing set forth in the Additional Agreements with respect to the Other Private Placements shall have been satisfied or waived (except for such conditions that by their terms contemplated performance at the Closing).

(h)    Non-Controlling Interest. If Purchaser is a bank holding company purchasing a number of shares of Series C Preferred Stock that, upon conversion, would result in the Purchaser owning more than 4.9% of the total equity of the Company, Purchaser shall have obtained written confirmation from the Federal Reserve Board, satisfactory to Purchaser in its reasonable judgment, that (i) neither Purchaser nor any of its Affiliates (which for purposes of this paragraph shall include all “affiliates” as defined in the BHC Act or Regulation Y of the Federal Reserve Board) shall be deemed to “control” the Company or any Subsidiary for purposes of the BHC Act after the consummation of the transactions contemplated by the Transaction Documents, and (ii) Purchaser is not acting in concert with any Other Purchaser; provided, however, that no such confirmation shall impose any restraint or condition that would be expected to impair in any respect the benefits to Purchaser of the transactions contemplated by the Transaction Documents.

(i)    TARP Preferred Stock. The U.S. Treasury shall have entered into an agreement which provides that the TARP Preferred Stock shall, following the Company's receipt of the Stockholder Approval and subject to the satisfaction of certain conditions, be exchanged for a number of shares of Common Stock equal to the product of (i) 18,980, multiplied by (ii) a fraction (x) the numerator of which is $1,000 and (y) the denominator of which is the Applicable Conversion Price (as defined in the Certificate of Designations), and such agreement remains in full force and effect.

ARTICLE 6:
MISCELLANEOUS

6.1    Fees and Expenses. Except as set forth elsewhere in the Transaction Documents, the parties hereto shall be responsible for the payment of all expenses incurred by them in connection with the preparation and negotiation of the Transaction Documents and the consummation of the transactions contemplated hereby. The Company shall pay all amounts owed to KBW relating to or arising out of the transactions contemplated hereby. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities to Purchaser.

6.2    Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3     Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:00 p.m., New York City time, on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 5:00 p.m., New York City time, on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:    Carver Bancorp, Inc.
75 West 125th Street
New York, New York 10027
Attention: Mark Ricca, EVP, CFO and General Counsel
Telephone: (212) 360-8820
Fax: (212) 426-6213

With a copy to:    Luse Gorman Pomerenk & Schick, P.C.
5335 Wisconsin Avenue, N.W., Suite 780
Washington, D.C. 20015
Attention: Lawrence M.F. Spaccasi
Telephone: (202) 274-2037
Fax: (202) 362-2902

If to Purchaser:    [_____________]
[____________________]
[____________________]
Attention: [____________________]
Telephone: (___) ___-____

Fax: (___) ___-____

With a copy to:    [____________________]
[____________________]
[____________________]
Attention: [____________________]
Telephone: (___) ___-____
Fax: (___) ___-____

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4    Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the parties hereto. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to Purchaser or to any Other Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to the Purchaser and to all Other Purchasers who then hold Securities.

6.5    Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6    Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company. Purchaser may assign its rights hereunder in whole or in part to any Person to whom Purchaser assigns or transfers any Securities in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the Purchaser.

6.7    No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person (including transferees of Underlying Shares), other than, solely with respect to the provisions of Section 4.8, the Purchaser Parties.

6.8    Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State. Each party agrees that all Actions concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced on a non-exclusive basis in the New York Courts. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction

Documents), and hereby irrevocably waives, and agrees not to assert in any Action, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Action has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9    Survival. Each of the representations and warranties set forth in this Agreement shall survive the Closing under this Agreement but only for a period of eighteen (18) months following the Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period) and thereafter shall expire and have no further force and effect, including in respect of Section 4.8; provided, that the representations and warranties in Sections 3.1(a), 3.1(b), 3.1(c), 3.1(d)(i), 3.1(e), 3.1(f), 3.1(w), 3.1(x), 3.1(aa), 3.1(cc), 3.1(ff), 3.1(gg), 3.1(jj) and 3.1(nn) (collectively, the “Fundamental Representations”) shall survive indefinitely and the representations and warranties in Section 3.1(j) shall survive until 60 days after the expiration of the applicable statutory periods of limitations. Except as otherwise provided herein, all covenants and agreements contained herein shall survive for the duration of any statutes of limitations applicable thereto or until, by their respective terms, they are no longer operative.

6.10    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11    Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12    Replacement of Shares. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.13    Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Purchaser and the Company may be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.14    Payment Set Aside. To the extent that the Company makes a payment or payments to Purchaser pursuant to any Transaction Document or Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.15    Independent Nature of Purchaser's Obligations and Rights. The obligations of Purchaser under any Transaction Document are several and not joint with the obligations of any Other Purchaser, and Purchaser shall not be responsible in any way for the performance of the obligations of any Other Purchaser under any Transaction Document. The decision of Purchaser to invest in the Securities pursuant to the Transaction Documents has been made by Purchaser independently of any Other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any Other Purchaser or by any agent or employee of any Other Purchaser, and no Purchaser and any of its agents or employees shall have any liability to any Other Purchaser (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained herein or in any Transaction Document, and no action taken by Purchaser or any other Purchaser pursuant thereto, shall be deemed to constitute Purchaser and any Other Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Purchaser and any Other Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Purchaser acknowledges that no Other Purchaser has acted as agent for Purchaser in connection with making its investment hereunder and that no Other Purchaser will be acting as agent of Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any Other Purchaser to be joined as an additional party in any proceeding for such purpose.

6.16    [Reserved].

6.17    Termination, Rescission.

(a)    This Agreement may be terminated prior to the Closing:
(i)    by mutual written agreement of the Company and Purchaser;

(ii)    by the Company or Purchaser, upon written notice to the other party, in the event the Closing does not occur on before June 30, 2011 (“Transaction Deadline”);
(iii)    by the Company or Purchaser, upon written notice to the other party, in the event that any governmental entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable; and
(iv)    by Purchaser, if any of the conditions to closing set forth in Section 5.1 are not capable of being satisfied on or before the Transaction Deadline or if any Additional Agreement is terminated by any Other Purchaser.
(b)    In the event of any termination of this Agreement as provided in Section 6.17(a), this Agreement, other than Section 4.8 and Article 6 shall become wholly void and of no further effect; provided, nothing herein shall relieve any party from liability for willful breach of this Agreement. The Company shall give Purchaser written notice not later than one (1) Business Day (and in any event prior to the Closing Date) after the termination of any Additional Agreement by the Company or by any Other Purchaser.

(c)    In the case of any termination pursuant to this Section 6.17, the parties agree to treat the transactions contemplated by this Agreement as disregarded for United States federal, state, local and foreign income tax purposes in accordance with Internal Revenue Service Revenue Ruling 80-58, except as otherwise required by applicable law.

(d)    Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

[Remainder of page intentionally left blank. Signatures appear on following page(s).]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
CARVER BANCORP, INC.
By:
Name:     Deborah C. Wright
Title:     Chairman of the Board, President and
Chief Executive Officer

[PURCHASER]

By:
Name:
Title:

[Signature Page to Stock Purchase Agreement]